Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-58136) and S-8 (No. 333-107954, No. 333-65264, No. 333-65258, No. 333-58189, No. 333-44846, and No. 333-44844) of MicroStrategy Incorporated of our report dated March 15, 2005 relating to the financial statements, financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

McLean, Virginia

March 15, 2005